   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997
   -------------------------------------------------------------------------
                                                REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________

                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                   13-5583779
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                               6501 Legacy Drive
                            Plano, Texas  75024-3698
          (Address of principal executive offices, including zip code)

                      1995 STOCK OPTION AND INCENTIVE PLAN
                             OF ECKERD CORPORATION
                            (Full title of the plan)

                            CHARLES R. LOTTER, ESQ.
            Executive Vice President, Secretary and General Counsel
                           J. C. PENNEY COMPANY, INC.
                               6501 Legacy Drive
                            Plano, Texas  75024-0005
                                 (972) 431-1201
(Name, address, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                          Proposed
                                                          maximum
                                         Amount           offering             Proposed maximum     Amount of
Title of securities                      to be            price per share(1)   aggregate offering   registration
to be registered                         registered                            price(1)             fee

-------------------------------------------------------------------------------------------------------------------
Common Stock of 50c par value
("JCPenney Common Stock") of
J. C. Penney Company, Inc.
("Company") including the associated    44,000
rights to purchase shares of the        shares(3)          $47.8125            $2,103,750           $638
Company's Series A Junior
Participating Preferred Stock, without
par value ("Rights")(2)

-------------------------------------------------------------------------------------------------------------------


     (1) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and based on the average of the high and low sales prices of JCPenney Common Stock as reported in the New York Stock Exchange Composite Transactions for February 21, 1997.

     (2) The Rights are evidenced by the certificates for shares of JCPenney Common Stock and automatically trade with such JCPenney Common Stock. The Rights are currently attached to and transferable only with shares of JCPenney Common Stock registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the JCPenney Common Stock.

     (3) Number of shares of JCPenney Common Stock required to cover the stock options granted under the above-named plan and assumed by the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 2, 1996, among the Company, Omega Acquisition Corporation, and Eckerd Corporation, as amended. The 1995 Stock Option and Incentive Plan of Eckerd Corporation ("Plan") provides that the number of shares available under the Plan will be equitably adjusted in the event of a stock dividend, stock split, recapitalization or similar event. Accordingly, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of JCPenney Common Stock stated above, an indeterminate number of shares which by reason of such event may become available under the Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

   (1) The Company's Annual Report on Form 10-K for the 52 weeks ended January 27, 1996, the Company's Quarterly Report on Form 10-Q for the 13 weeks ended April 27, 1996, the Company's Quarterly Report on Form 10-Q for the 13 and 26 weeks ended July 27, 1996, the Company's Quarterly Report on Form 10-Q for the 13 and 39 weeks ended October 26, 1996, the Company's Current Report on Form 8-K dated August 14, 1996, the Company's Current Report on Form 8-K dated November 2, 1996, the Company's Current Report on Form 8-K dated February 20, 1997, and the Company's Current Report on Form 8-K dated February 21, 1997.

   (2) J. C. Penney Funding Corporation's ("Funding's") Annual Report on Form 10-K for the 52 weeks ended January 27, 1996, Funding's Quarterly
       Report on Form 10-Q for the 13 weeks ended April 27, 1996, Funding's Quarterly Report on Form 10-Q for the 13 and 26 weeks ended July 27, 1996, and Funding's Quarterly Report on Form 10-Q for the 13 and 39 weeks ended October 26, 1996.

   (3) All documents subsequently filed by the Company and Funding pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The descriptions set forth below of the JCPenney Common Stock, the preferred stock, without par value, of the Company ("JCPenney Preferred Stock"), and the Rights constitute brief summaries of certain provisions of the Company's Restated Certificate of Incorporation, the Company's Bylaws, and the Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of February 14, 1990, as amended on January 13, 1992 to reflect Manufacturers Hanover Trust Company (now ChaseMellon

Shareholder Services, L.L.C.) as successor Rights Agent (the "JCPenney Rights Agreement"), and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are listed under Item 8 as exhibits to this Registration Statement and are incorporated herein by reference.

JCPENNEY COMMON STOCK

     Holders of JCPenney Common Stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of the Company, including the election of directors, subject to voting rights that may be established for shares of JCPenney Preferred Stock. Shares of JCPenney Common Stock vote as a class together with the shares of Series A Preferred Stock (as hereinafter described), if any such shares of Series A Preferred Stock are issued, and the shares of Series B Preferred Stock (as hereinafter described). The Board of Directors of JCPenney is divided into three classes to be as nearly equal in number as possible. One third of the directors are elected every year and serve three-year terms. Holders of JCPenney Common Stock do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. JCPenney Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

     Subject to the prior rights of any outstanding shares of JCPenney Preferred Stock, holders of JCPenney Common Stock are entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of JCPenney. Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of JCPenney Common Stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of JCPenney Preferred Stock are entitled.

JCPENNEY PREFERRED STOCK

     The Company's Restated Certificate of Incorporation authorizes 25,000,000 shares of JCPenney Preferred Stock. The Company's Board of Directors has designated 1,600,000 shares of JCPenney Preferred Stock as Series A Junior Participating Preferred Stock ("Series A Preferred Stock") and has authorized such shares for issuance pursuant to the exercise of the Rights. As of January 31, 1997, no shares of Series A Preferred Stock have been issued. In addition, 1,400,000 shares of JCPenney Preferred Stock have been designated Series B ESOP Convertible Preferred Stock ("Series B Preferred Stock"). As of January 31, 1997, 945,555 shares of Series B Preferred Stock were issued and outstanding.

Rights; Series A Preferred Stock

     There is attached to each share of JCPenney Common Stock one Right to purchase from the Company one four-hundredth of a share of Series A Preferred Stock at a purchase price of $140 per share (the "Purchase Price"), subject to adjustment in certain events. The terms and conditions of the Rights are contained in the JCPenney Rights Agreement.

     Initially, the Rights will not be exercisable, certificates for the Rights will not be issued and the Rights will automatically trade with the JCPenney Common Stock.

     The Rights will separate from the JCPenney Common Stock and a "Distribution Date" will occur on the earlier of (i) the tenth day following the earlier of
(a) a public announcement that a person or group of affiliated or associated persons other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company (an "Exempt Person") has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding JCPenney Common Stock (an "Acquiring Person") or (b) such date that a majority of the Company's Board of Directors shall become aware of the existence of an Acquiring Person (either date referenced in (a) or (b) above being the "Stock Acquisition Date") or (ii) the nineteenth business day following the commencement of or public announcement of the intent to commence a tender or exchange offer which, if consummated, would result in the ownership of 30% or more of the outstanding JCPenney Common Stock, irrespective of whether any shares of JCPenney Common Stock are acquired pursuant to such offer. The JCPenney Rights Agreement provides that the Distribution Date may be extended by the Company's Board of Directors prior to the expiration of either of the time periods referenced in the preceding sentence. It further provides that until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, JCPenney Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), JCPenney Common Stock certificates issued after February 14, 1990 will each contain a legend incorporating the JCPenney Rights Agreement by reference and the surrender for transfer of any JCPenney Common Stock certificate, with or without the aforesaid legend or a copy of the Summary of Rights attached thereto, will also constitute the simultaneous transfer of the Rights associated with the JCPenney Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate Rights Certificates ("Rights Certificates") will be mailed to holders of record of JCPenney Common Stock at the close of business on the Distribution Date, and, thereafter, the Rights Certificates alone will evidence the Rights, and the Rights will thereafter be transferable separate and apart from the JCPenney Common Stock.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 14, 2000, unless redeemed earlier as described below.

     Under certain circumstances, as provided in the JCPenney Rights Agreement, Rights issued to or beneficially owned by a person who is or becomes an Acquiring Person (other than pursuant to a Permitted Tender Offer, as hereinafter defined) or an associate or affiliate of such Acquiring Person (as such terms are defined in the JCPenney Rights Agreement) or, under certain circumstances, transferees thereof, will become null and void and thereafter may not be transferred to any person.

     The Series A Preferred Stock issued upon the exercise of a Right will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of JCPenney Preferred Stock, will be subordinate to all other series of JCPenney Preferred Stock. The Series A Preferred Stock will not be issued except upon exercise of the Rights.

     Each share of Series A Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend preference equal to the greater of $50 per share or 200 times the quarterly cash dividend declared on shares of JCPenney Common Stock and would receive an additional dividend preference equal to 200 times any extraordinary dividend declared on shares of JCPenney Common Stock (other than dividends payable in equity securities of the Company). In the event of the dissolution, liquidation or winding-up of the Company, the holders of Series A Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $200 per share or 200 times the payment per share made in respect of JCPenney Common Stock. Each share of Series A Preferred Stock will have 200 votes, voting together with JCPenney Common Stock as a single class. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preferred Stock will be entitled to receive 200 times the amount received per share of JCPenney Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting are subject to anti-dilution adjustment in certain circumstances.

     The Purchase Price payable and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for the purchase of Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series A Preferred Stock) or of subscription rights or warrants.

     If any person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of JCPenney Common Stock (other than pursuant to a tender or exchange offer for all outstanding shares of JCPenney Common Stock that the Company's Board of Directors, taking into account the long-term value of the Company and all other factors that it deems relevant in the circumstance determines to be at a price and on terms which are fair to the holders of shares of JCPenney Common Stock ("Permitted Tender Offer")), each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of JCPenney Common Stock having a market value equal to twice the Purchase Price. In lieu of issuing shares of JCPenney Common Stock upon exercise of Rights, the Company may, and to the extent that insufficient shares of JCPenney Common Stock are available for the exercise in full of the Rights, the Company shall, issue cash, property or other securities of the Company, or any combination thereof (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price. Rights will not be exercisable following the acquisition of shares of JCPenney Common Stock by an Acquiring Person as described in this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, after the acquisition of shares of JCPenney Common Stock as described above in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person will be null and void.

     The Company's Board of Directors may, at its option, at any time after a person becomes an Acquiring Person (other than pursuant to a Permitted Tender Offer) exchange all or part of the then outstanding and exercisable Rights for shares of JCPenney Common Stock at an exchange ratio of one share of JCPenney Common Stock per Right; provided, however, the Company's Board of Directors may not effect such exchange after the time that any Person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the JCPenney Common Stock then outstanding.

     Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination (in which any shares of the JCPenney Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one transaction or a series of related transactions, the JCPenney Rights Agreement provides that a proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring or transferee company which has a market value at the time of such transaction equal to twice the Purchase Price. The right to purchase stock of an acquiring company would not apply to a transaction with a person who became an Acquiring Person pursuant to a Permitted Tender Offer if (i) the form of consideration paid to holders of JCPenney Common Stock in such transaction were the same as the form of consideration paid in the Permitted Tender Offer and (ii) the price paid to holders of JCPenney Common Stock in such transaction was not less than the price paid in the Permitted Tender Offer.

     Fractions of shares of Series A Preferred Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares of Series A Preferred Stock which are not integral multiples of one four-hundredth of a share.

     At any time until ten days following the Stock Acquisition Date (subject to extension by the Company's Board of Directors), the Company's Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.005 per Right, subject to adjustment. Immediately upon the effective time of the redemption authorized by the Company's Board of Directors the right to exercise the Rights will terminate, and the only remaining right of holders of Rights will be to receive payment of the redemption price without any interest thereon.

     As long as Rights are redeemable, the Company may, except with respect to the redemption price or expiration date of the Rights, amend the Rights in any manner, including, without limitation, an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not redeemable, the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or payments upon the dissolution, liquidation or winding-up of the Company.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Company's Board of Directors since the Rights may be redeemed by the Company at $0.005 per Right at any time until the close of business on the tenth day (unless extended) after a person or group has obtained beneficial ownership of 15% or more of the JCPenney Common Stock.

Series B Preferred Stock

     Restrictions on Transfer. Pursuant to the Certificate of Designations respecting the Series B Preferred Stock, shares of Series B Preferred Stock may be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company ("Plan Trustee"). In the event of any transfer of shares of Series B Preferred Stock to other than such Plan Trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, will be automatically converted into shares of JCPenney Common Stock on the terms provided for such conversion (described below) and no transferee will have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock but, rather, only the rights and powers pertaining to the JCPenney Common Stock (described above) into which such shares of Series B Preferred Stock are so converted.

     Liquidation Rights; Dividends. Shares of Series B Preferred Stock have a liquidation preference of $600 per share (plus accumulated and unpaid dividends) and pay cumulative dividends semi-annually in an amount per share equal to $47.40 per share per annum. So long as shares of Series B Preferred Stock remain outstanding, no dividend may be declared or paid or set apart for payment on any other series of stock of the Company ranking on a parity with the Series B Preferred Stock as to dividends unless like dividends have been declared and paid or set apart for payment on shares of Series B Preferred Stock. Moreover, except with respect to (i) dividends payable solely in shares of stock of the Company ranking, as to dividends or as to distributions upon the liquidation, dissolution or winding-up of the Company ("Liquidation Distributions"), junior to the Series B Preferred Stock or (ii) the acquisition of any shares of stock of the Company ranking, as to dividends or as to Liquidation Distributions, junior to the Series B Preferred Stock either (a) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any of its subsidiaries or
(b) in exchange solely for shares of stock of the Company ranking junior to the Series B Preferred Stock, in the event that full cumulative dividends on the shares of Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company is prohibited from declaring or paying or setting apart for payment any dividends or making any distributions in respect of, or, making any payments on account of, the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to Liquidation Distributions, junior to the Series B Preferred Stock, until full cumulative dividends on the shares of Series B Preferred Stock shall have been paid or declared and provided for.

     Redemption. Generally, shares of Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Company at an initial redemption price (payable in cash or securities or a combination thereof) of $633.18 per share, declining by approximately 1% each succeeding year until July 2, 1998, whereafter the redemption price per share will be equal to $600 per share; plus, in each case, an amount equal to all dividends accumulated and unpaid on such share to the date fixed for redemption. In addition, upon the occurrence of certain events, the Company may elect to redeem shares of Series B Preferred Stock at a redemption price of $600 per share plus an amount equal to all dividends accumulated and unpaid on such shares to the date fixed for redemption.

     However, under certain circumstances a holder of shares of Series B Preferred Stock (for example, a Plan Trustee) may, upon not less than five days written notice, elect to require the Company to redeem such shares at a redemption price of $600 per share plus an amount equal to all dividends accumulated and unpaid on such shares to the date fixed for redemption.

     Conversion Rights. Shares of Series B Preferred Stock are, at any time prior to the close of business on the date fixed for redemption of such shares, convertible into shares of JCPenney Common Stock, at a conversion rate of 20 shares of JCPenney Common Stock for each share of Series B Preferred Stock, subject to anti-dilution adjustment under certain circumstances. Whenever the Company issues shares of JCPenney Common Stock upon conversion of shares of Series B Preferred Stock, the Company will issue together with each share of JCPenney Common Stock an associated Right under the JCPenney Rights Agreement.

     Voting Rights. Holders of the Series B Preferred Stock are entitled to vote upon all matters submitted to a vote of the holders of JCPenney Common Stock voting together with the holders of JCPenney Common Stock as a single class. Each share of Series B Preferred Stock carries the number of votes equal to the number of shares of JCPenney Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholder entitled to vote, rounded to the nearest one-tenth of a vote. Holders of shares of Series B Preferred Stock enjoy no special voting rights and their consent is not specially required for the taking of any corporate action; provided, however, that the vote of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, is necessary before certain actions may be taken which would adversely affect the rights of the Series B Preferred Stock.

     Additional Rights. Holders of shares of Series B Preferred Stock have certain additional rights in the event the Company should (i) consummate a merger, consolidation or similar transaction ("Extraordinary Transaction") pursuant to which the outstanding shares of JCPenney Common Stock are, by operation of law, exchanged solely for, or changed, reclassified or converted solely into, stock of any successor or resulting company (including the Company), which stock constitutes "employer securities" with respect to a holder of Series B Preferred Stock (within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, or any successor provisions of law) and "qualifying employer securities" with respect to a holder of Series B Preferred Stock (within the meaning of Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any successor provisions of law), (ii) consummate an Extraordinary Transaction pursuant to which the outstanding shares of JCPenney Common Stock are, by operation of law, exchanged for, or changed, reclassified or converted into, other stock, securities, cash or any other property, or any combination thereof, or (iii) enter into any agreement providing for any Extraordinary Transaction pursuant to which the outstanding shares of JCPenney Common Stock would, upon consummation thereof, be, by operation of law, exchanged for, or changed, reclassified or converted into, other stock, securities, cash or any other property, or any combination thereof, other than any such consideration constituted solely of qualifying employer securities and cash payments in lieu of fractional shares, as the case may be.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of JCPenney Common Stock being registered hereby has been passed upon by C. R. Lotter, Esq., Executive Vice President, Secretary and General Counsel of the Company. As of January 31, 1997, Mr. Lotter owned 31,162 shares of JCPenney Common Stock and JCPenney Common Stock voting equivalents of the Company, including shares credited to his accounts under the Company's Savings and Profit-Sharing Retirement Plan and Savings, Profit-Sharing and Stock Ownership Plan. As of January 31, 1997, Mr. Lotter had outstanding options to purchase 73,540 shares of JCPenney Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware permits indemnification of the directors and officers of the Company involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of the Company) any liabilities which they may have incurred in consequence of such action, suit or proceeding under the conditions stated in said Section.

     Article X of the Company's Bylaws provides, in substance, for indemnification by the Company of its directors and officers in accordance with the provisions of the General Corporation Law of Delaware. The Company has entered into indemnification agreements with its current directors and certain of its current officers which generally provide for indemnification by the Company except as prohibited by applicable law. To provide some assurance of payment to the indemnitees of amounts to which they may become entitled pursuant to the aforesaid agreements, the Company has funded a trust.

     In addition, the Company has purchased insurance coverage under policies which insure the Company for amounts which the Company is required or permitted to pay as indemnification of directors and certain officers of the Company and its subsidiaries, and which insure directors and certain officers of the Company and its subsidiaries against certain liabilities which might be incurred by them in such capacities and for which they are not entitled to indemnification by the Company.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
------                          -----------------------

4.1 Amended and Restated Agreement and Plan of Merger, dated as of November 2, 1996, among the Company, Omega Acquisition Corporation, and Eckerd Corporation (included as Annex A to the Proxy Statement/Prospectus filed as part of the Company's Registration Statement on Form S-4, Commission File No. 333-20271).

4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)(i) to the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended April 27, 1996).

4.3 Bylaws of the Company, as amended to January 11, 1995 (incorporated by reference to Exhibit 3(ii)(a) to the Company's Annual Report on Form 10-K for the 52 week period ended January 28, 1995).

4.4 Indenture, dated as of October 1, 1982, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association)(incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29, 1994).

4.5 First Supplemental Indenture dated as of March 15, 1983, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(b) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29,
        1994).

4.6 Second Supplemental Indenture, dated as of May 1, 1984, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29,
        1994).

4.7 Third Supplemental Indenture, dated as of March 7, 1986, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-3, Commission File No. 33-3882).

4.8 Fourth Supplemental Indenture, dated as of June 7, 1991, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(e) to the Company's Registration Statement on Form S-3, Commission File No. 33-41186).

4.9 Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-3, Commission File No. 33-53275).

4.10 Rights Agreement dated as of February 14, 1990 between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 6, 1990).

4.11 Amendment to Rights Agreement, dated as of February 14, 1990, between the Company and First Chicago Trust Company of New York, as Rights Agent, effective as of January 13, 1992, among the Company, First Chicago Trust Company of New York, and Manufacturers Hanover Trust Company of New York (now ChaseMellon Shareholder Services, L.L.C.), as Successor Rights Agent (incorporated by reference to Exhibit 4(b) to the Company's Annual Report on Form 10-K for the 52 week period ended January 25, 1992).

4.12 Letter to the Company's stockholders dated May 1, 1993, explaining adjustments to Rights and to underlying Series A Junior Participating Preferred Stock, including exercise price of such Rights, and the voting rights and participating dividend on such Preferred Stock as a result of the two-for-one stock split payable May 1, 1993 to stockholders of record on April 12, 1993 (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the 53 week period ended January 30, 1993).

4.13 1995 Stock Option and Incentive Plan of Eckerd Corporation (incorporated by reference to Exhibit 99.1 to Eckerd Corporation's Registration Statement on Form S-8, Commission File No. 33-60175).

5.1 Opinion of C. R. Lotter regarding legality of securities being registered.

23.1    Consent of KPMG Peat Marwick LLP.

23.2    Consent of C. R. Lotter included in Exhibit 5.1.

24.1    Power of Attorney.


Item 9. Undertakings.

    (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 28th day of February, 1997.

                                              J. C. PENNEY COMPANY, INC.



                                              By  /s/ D. A. McKay
                                                  ------------------------------
                                                  D. A. McKay
                                                  Senior Vice President
                                                  and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signatures                    Title                            Date
   ----------                    -----                            ----

J. E. OESTERREICHER*     Chairman of the Board              February 28, 1997
--------------------     and Chief Executive Officer
J. E. OESTERREICHER      (principal executive
                         officer); Director


W. B. TYGART      *      President and Chief                February 28, 1997
-------------------      Operating Officer; Director
W. B. TYGART


/s/ D. A. McKay          Senior Vice President and          February 28, 1997
-------------------      Chief Financial Officer
D. A. MCKAY              (principal financial officer)

W. J. ALCORN      *      Vice President and                 February 28, 1997
-------------------      Controller (principal
W. J. ALCORN             accounting officer)


M. A. BURNS       *      Director                           February 28, 1997
-------------------
M. A. BURNS


C. H. CHANDLER    *      Director                           February 28, 1997
-------------------
C. H. CHANDLER


V. E. JORDAN, JR. *      Director                           February 28, 1997
-------------------
V. E. JORDAN, JR.


GEORGE NIGH       *      Director                           February 28, 1997
-------------------
GEORGE NIGH


J. C. PFEIFFER    *      Director                           February 28, 1997
-------------------
J. C. PFEIFFER


A. W. RICHARDS    *      Director                           February 28, 1997
-------------------
A. W. RICHARDS


C. S. SANFORD, JR.*      Director                           February 28, 1997
-------------------
C. S. SANFORD, JR.


R. G. TURNER      *      Director                           February 28, 1997
-------------------
R. G. TURNER


J. D. WILLIAMS    *      Director                           February 28, 1997
-------------------
J. D. WILLIAMS


   * By: /s/ D. A. McKay
        ---------------------
        D. A. McKay
        Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION OF DOCUMENT
------                            -----------------------

4.1 Amended and Restated Agreement and Plan of Merger, dated as of November 2, 1996, among the Company, Omega Acquisition Corporation, and Eckerd Corporation (included as Annex A to the Proxy Statement/Prospectus filed as part of the Company's Registration Statement on Form S-4, Commission File No. 333-20271).

4.2 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)(i) to the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended April 27, 1996).

4.3 Bylaws of the Company, as amended to January 11, 1995 (incorporated by reference to Exhibit 3(ii)(a) to the Company's Annual Report on Form 10-K for the 52 week period ended January 28, 1995).

4.4 Indenture, dated as of October 1, 1982, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association)(incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29, 1994).

4.5 First Supplemental Indenture dated as of March 15, 1983, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(b) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29,
        1994).

4.6 Second Supplemental Indenture, dated as of May 1, 1984, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the 52 week period ended January 29,
        1994).

4.7 Third Supplemental Indenture, dated as of March 7, 1986, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-3, Commission File No. 33-3882).

4.8 Fourth Supplemental Indenture, dated as of June 7, 1991, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(e) to the Company's Registration Statement on Form S-3, Commission File No. 33-41186).

4.9 Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association (as Successor Trustee to Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-3, Commission File No. 33-53275).

4.10 Rights Agreement dated as of February 14, 1990 between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 6, 1990).

4.11 Amendment to Rights Agreement, dated as of February 14, 1990, between the Company and First Chicago Trust Company of New York, as Rights Agent, effective as of January 13, 1992, among the Company, First Chicago Trust Company of New York, and Manufacturers Hanover Trust Company of New York (now ChaseMellon Shareholder Services, L.L.C.), as Successor Rights Agent (incorporated by reference to Exhibit 4(b) to the Company's Annual Report on Form 10-K for the 52 week period ended January 25, 1992).

4.12 Letter to the Company's stockholders dated May 1, 1993, explaining adjustments to Rights and to underlying Series A Junior Participating Preferred Stock, including exercise price of such Rights, and the voting rights and participating dividend on such Preferred Stock as a result of the two-for-one stock split payable May 1, 1993 to stockholders of record on April 12, 1993 (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the 53 week period ended January 30, 1993).

4.13 1995 Stock Option and Incentive Plan of Eckerd Corporation (incorporated by reference to Exhibit 99.1 to Eckerd Corporation's Registration Statement on Form S-8, Commission File No. 33-60175).

5.1 Opinion of C. R. Lotter regarding legality of securities being registered.

23.1    Consent of KPMG Peat Marwick LLP.

23.2    Consent of C. R. Lotter included in Exhibit 5.1.

24.1    Power of Attorney.